Exhibit 5.1

3 Embarcadero Center, 26th Floor, San Francisco, CA 94111 • p1.415.365.7442

May 4, 2020

Kaleyra, Inc.

Via Marco D’Aviano, 2

Milano MI, Italy 20131

Attn: Dario Calogero

Re:	Registration Statement on Form S-8 of Kaleyra, Inc.

Ladies and Gentlemen:

We have acted as counsel to Kaleyra, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2020 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), of up to an aggregate of 19,622,169 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase up to 373,691 shares of Common Stock (“Placement Warrants”), consisting of up to (i) 4,027,066 shares of Common Stock initially issued in private placements to founders of the Company (the “Founder Shares”), (ii) 49,827 shares of Common Stock issued to founders of the Company in exchange for private placement rights (the “Private Rights Shares”) upon the consummation of the Company’s business combination with Kaleyra S.p.A. (the “Business Combination”), (iii) 60,000 shares of Common Stock issued in private placements to certain insiders of the Company, solely in consideration of future services (the “Insider Shares”), (iv) 10,687,106 shares of Common Stock issued to holders of capital stock of Kaleyra S.p.A. in connection with the consummation of the Business Combination (the “Closing Shares”), (v) 3,527,272 shares of Common Stock, 1,763,633 of which have been issued to the former holders of capital stock of Kaleyra S.p.A. upon the achievement of certain financial milestones for the 2019 fiscal year, and 1,763,639 of which the former holders of capital stock of Kaleyra S.p.A. have the contingent right to receive upon the achievement of certain financial milestones for the 2020 fiscal year (the “Earnout Shares”), (vi) 373,691 Placement Warrants issued in a private placement to founders of the Company, (vii) 373,691 shares of Common Stock that are issuable by the Company upon exercise of the Placement Warrants (the “Private Warrant Shares”), (viii) 140,000 shares of Common Stock issued to Northland Securities, Inc. (“Northland”) as partial consideration for financial advisory services provided by Northland to Kaleyra S.p.A. in connection with the Business Combination (the “Northland Shares”), (ix) 440,595 shares of common stock issued to Cowen Investments II LLC (“Cowen Investments II”) and Chardan Capital Markets, LLC (“Chardan”) as partial consideration for financial advisory services provided by an affiliate of Cowen Investments II, Cowen and Company (“Cowen”), and Chardan to the Company in connection with the Business Combination (the “Cowen/Chardan Shares”), and (x) 356,672 shares of Common Stock that are issuable by the Company upon conversion of convertible notes issued to Cowen Investments II and Chardan as partial consideration for financial advisor services provided by Cowen and Chardan to the Company in connection with the Business Combination (the “Notes Shares”). In addition, the Registration Statement covers the issuance by the Company of up to 10,781,247 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Public Warrants” and, together with the Placement Warrants, the “Warrants”) that were previously issued by the Company in a transaction registered with the Commission (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”). The Founder Shares, the Private Rights Shares, the Insider Shares, the Closing Shares, the Earnout Shares, the Northland Shares, the Cowen/Chardan Shares, and the Notes Shares are collectively, the “Shares”.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the form of Second Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Specimen Common Stock Certificate that is filed as Exhibit 4.1 to the Registration Statement; (v) the Specimen Warrant Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vi) the Warrant Agreement that is filed as Exhibit 10.2 to the Registration Statement.; (vii) the Securities Issuance Agreement, dated March 6, 2020, by and between the Company and Northland that is filed as Exhibit 10.43 to the Registration Statement; (viii) the Settlement Agreement and Release, dated April 16, 2020, by and among the Company, Cowen and Chardan that is filed as Exhibit 10.44 to the Registration Statement; (ix) the Convertible Promissory Note, dated May 1, 2020, by and between the Company and Cowen Investments II that is filed as Exhibit 10.45 to the Registration Statement; (x) the Convertible Promissory Note, dated May 1, 2020, by and between the Company and Chardan that is filed as Exhibit 10.46 to the Registration Statement; (xi) the Stock Purchase Agreement, dated February 22, 2019, as amended by Amendment No. 1, dated September 24, 2019, and Amendment No. 2, dated November 23, 2019, filed as Exhibits 2.1, 2.2 and 2.3 to the Registration Statement, respectively; and (xii) such minutes of meetings, consents, books, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (xii) above has been or will be adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, (i) the Shares will be validly issued, fully paid and non-assessable; (ii) the Placement Warrants will constitute the legal, valid and biding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Placement Warrants, constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ CROWELL & MORING LLP

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